Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Ocugen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant to 2019 Equity Incentive Plan	457(h)	7,975,227	(2)	$4.13	(3)	$32,937,687.51	(3)	0.0000927	$3,053.32
	Total Offering Amounts						$32,937,687.51			$3,053.32
	Total Fee Offsets									0
	Net Fee Due									$3,053.32

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Ocugen, Inc. (the “Company”), which become issuable under the above-named plan by reason of any future stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by the Company, which results in an increase in the number of the outstanding shares of Common Stock.

(2) Represents 7,975,227 shares of Common Stock of the Company that were added to the shares authorized for issuance under the Ocugen, Inc. 2019 Plan (the “2019 Plan”) on January 1, 2022, pursuant to an “evergreen” provision contained in the 2019 Plan. Pursuant to such provision in the 2019 Plan, as of the first business day of each fiscal year, the aggregate number of shares of Common Stock that may be issued under the 2019 Plan shall automatically increase by a number equal to the lesser of (x) 4.0% of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, or (y) such lesser number of shares of Common Stock determined by the Company’s Board of Directors.

(3) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Company’s common stock as reported on The Nasdaq Capital Market on February 22, 2022.